Exhibit 99.1

First Guaranty Bancshares, Inc. Announces Launch of Public Offering of Common Stock

HAMMOND, LA., December 9, 2014 – First Guaranty Bancshares, Inc. (“First Guaranty”) (OTCQB: FGBI), the holding company of First Guaranty Bank, announced the launch of its public offering of 4,571,428 shares of its common stock, $1.00 par value per share (the “Common Stock”), of which 1,000,000 shares will be offered by selling shareholders. First Guaranty will not receive any proceeds from shares sold by selling shareholders. The offering price is expected to be between $19.00 and $21.00 per share. The underwriters will have a 30-day option to purchase an additional 685,714 shares of Common Stock to cover over-allotments, if any, from First Guaranty. An application has been made to list the Common Stock on the NASDAQ Global Market under the symbol “FGBI.”

First Guaranty intends to use the net proceeds from the offering to support the growth of First Guaranty Bank’s loan portfolio, including the possibility of making larger loans due to its increased legal lending limit, to finance potential strategic acquisitions and for other general corporate purposes. First Guaranty also intends to use the net proceeds of the offering to redeem all or a portion of the 39,435 shares of preferred stock issued to the U.S. Department of the Treasury as part of its participation in the Small Business Lending Fund program by December 31, 2015.

Raymond James is acting as lead book-running manager, and Keefe, Bruyette & Woods, a Stifel Company, and Sterne, Agee & Leach, Inc. will serve as co-managers.

The offering of Common Stock will be made only by means of a prospectus. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

When available, a copy of the preliminary prospectus relating to the proposed public offering may be obtained from:

Raymond James

Financial Services, Investment Banking

880 Carillon Parkway

St. Petersburg, FL 33716

Telephone: 800-248-8863, ext 72400

Email: prospects@raymondjames.com

About First Guaranty

First Guaranty has approximately $1.5 billion in assets and provides personalized commercial banking services through 21 banking facilities located across Louisiana. Marshall T. Reynolds of Huntington, West Virginia is the Chairman of the Board of Directors of First Guaranty. Alton B. Lewis is the President and Chief Executive Officer of First Guaranty. For more information, visit www.fgb.net.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the proposed public offering and First Guaranty’s proposed use of proceeds. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Contact

First Guaranty Bancshares, Inc.

Alton B. Lewis, President and Chief Executive Officer

(985) 375-0350

ablewis@fgb.net

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